SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 30, 2002



                                 PPL Corporation
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)


      Pennsylvania                   1-11459                   23-2758192
      ------------                   -------                   ----------
 State or other jurisdiction       (Commission               (IRS Employer
   of Incorporation)                File Number)           Identification No.)


           Two North Ninth Street, Allentown, Pennsylvania 18101-1179
           ----------------------------------------------------------
                    (Address of principal executive offices)


       Registrant's Telephone Number, including Area Code: (610) 774-5151
                                                           --------------


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ITEM 5.  OTHER EVENTS

         On January 30, 2002, PPL Corporation ("PPL") reported its earnings for 2001, announced a 36 percent increase in its common stock dividend, and revised its earnings forecast for its core operations for 2002.

         2001 EARNINGS

         PPL announced 2001 diluted earnings per share of $1.22, compared with $3.44 per share in 2000. Earnings from PPL's core operations in 2001 were $4.22 per share, compared with $3.28 per share from core operations in 2000. The 2001 core earnings were offset by several unusual items, including charges associated with PPL's cancellation of certain U.S. power plant projects, the bankruptcy of Enron Corporation and its affiliates ("Enron"), and impairment charges associated with PPL's Brazilian and United Kingdom electric delivery businesses.

         PPL had previously announced that it was scaling back its generation expansion program as a result of the continuing low level of wholesale energy prices, and cancelled certain projects in the early stages of development. As a result of these cancellations, PPL took a charge to 2001 earnings of $150 million, or $88 million, after tax. PPL had also previously announced that as a result of Enron's bankruptcy, certain of PPL's subsidiaries have terminated certain electricity and gas agreements with Enron. PPL recorded after-tax charges of $7.6 million in 2001 related to the Enron bankruptcy and termination of these contracts.

         Through its subsidiary, PPL Global, LLC ("PPL Global"), and through PPL Global's 51 percent investment in Western Power Distribution ("WPD"), an affiliate that delivers electricity in England and Wales, PPL had an investment in the 1,875 MW Teesside Power Station ("Teesside"), located in northern England. Enron participated, through affiliates, as an owner, operator and power purchaser of the project. As a result of Enron's bankruptcy and its default on its obligations under the power purchase agreements, PPL recorded a charge in 2001 of $20.8 million for its share of the impairment loss associated with Teesside. In addition to the write-off associated with the Teesside investment, PPL evaluated the carrying value of its WPD investment. PPL has determined to take a $117 million impairment charge in 2001 to bring the carrying value of WPD in line with its fair market value.

         PPL's 2001 earnings have also been affected by a charge against earnings related to PPL's investment in CEMAR, its Brazilian electricity distribution company. A number of factors, including a prolonged drought, electricity rationing, the regulatory climate and disruption of Brazil's electricity markets have reduced the value of CEMAR. As a result, CEMAR has been unable to obtain in-country financing necessary to fund its operations, and PPL has decided that it will not provide additional funding. Consequently, PPL is writing off $217 million of its $317 million investment in CEMAR in 2001. Certain accounting rules limit PPL's ability to write off the entire CEMAR investment in 2001, and an additional write-off is expected in the first quarter of 2002. The amount of that write-off, up to the remaining value of the investment, is expected to be approximately $100 million, or $0.68 per share.


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         These charges, which all occurred in the fourth quarter, were slightly offset by a credit resulting from a change in the company's pension accounting methods.

         The details of PPL's 2001 earnings are:

                                                    Earnings Per Share (Diluted)

Earnings from core operations                                            $4.22

Charges associated with Enron
bankruptcy                                           ($0.19)

Cancellation of generation projects                  ($0.60)

WPD impairment                                       ($0.80)

CEMAR impairment                                     ($1.48)

Pension accounting change                             $0.07

         Total unusual items                                           ($3.00)

2001 earnings                                                            $1.22


         PPL's 2001 earnings from core operations resulted from strong margins, early in the year, from energy sales in both the eastern and western United States, and from improved earnings contributions from energy-related businesses, including PPL's synfuel operations and its mechanical contracting subsidiaries.

         PPL reported a loss of $2.12 per share for the fourth quarter of 2001. The company's earnings for the fourth quarter of 2000 were $0.87 per share.

         Earnings from core operations for the fourth quarter were $0.87 per share in 2001, the same level for that period in 2000. Core earnings in the fourth quarter resulted from higher margins on energy sales in the eastern United States, lower operation and maintenance costs and contributions from synfuel operations, which were offset by depressed wholesale prices in the western United States and lower results from Latin American operations.

         DIVIDEND INCREASE

         PPL has decided to increase its indicated annual common stock dividend level to $1.44 per share in order to bring the portion of its earnings paid out in dividends more in line with similar energy companies. PPL's annual common stock dividend level has been $1.06 per share since early 2000. On a quarterly basis, the PPL dividend will increase from 26.5 cents per share to 36 cents per share. The increase will be effective with the quarterly dividend payable on April 1, 2002, to shareowners of record on March 8, 2002.


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         Dividends on common stock are declared at the discretion of the Board of Directors of PPL. PPL will continue to consider the appropriateness of the dividend level, taking into account its financial position and results of operations, conditions in the industry and other factors which the Board of Directors deems relevant.


         2002 EARNINGS FORECAST

         PPL also announced its current forecast of 2002 earnings from core operations of $3.30 to $3.50 per share based, among other things, on current forward wholesale energy prices. Reported earnings would be lower as the result of the expected additional $100 million ($0.68 per share) impairment charge for CEMAR. In addition, a change in the accounting rules for goodwill as applied to other Latin American investments could result in a charge in the first quarter of 2002, but the amount of that charge, if any, has not been quantified at this time.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

               99.1 Unaudited Consolidated Financial Information of PPL


                                     * * * *


         Certain statements contained in this report, including statements with respect to future earnings, energy marketing, prices and margins, corporate strategy, subsidiary performance, growth, dividends, project development, liquidity, accounting impacts, revenues, capital expenditures, operating expenses, and generating capacity, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements involve a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather variations affecting customer energy usage; competition in retail and wholesale power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; environmental conditions and requirements; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; political, regulatory or economic conditions in countries where PPL or its subsidiaries conduct business; receipt of necessary governmental approvals; capital market conditions; stock price performance; foreign exchange rates; and the commitments and liabilities of PPL and its subsidiaries. Any such forward-looking statements should be considered in light of such factors and in conjunction with PPL's Form 10-K and other


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reports on file with the Securities and Exchange Commission.


                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    PPL CORPORATION

                                    By:   /s/ Joseph J. McCabe
                                        -----------------------------
                                        Joseph J. McCabe
                                        Vice President and Controller

Dated:   January 30, 2002


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